Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


   We consent to the incorporation by reference in Registration Statements (Forms S-8 No. 33-18801 and No. 33-55695) of The Marcus Corporation of our report dated July 18, 1997, with respect to the consolidated financial statements of The Marcus Corporation included in the Annual Report (Form 10-K) for the year ended May 29, 1997.


                                      ERNST & YOUNG LLP



   Milwaukee, Wisconsin
   August 22, 1997